EXHIBIT 99.1

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:
NBT Bancorp Inc.                                LA Bank
52 South Broad Street                           409 Lackawanna Avenue, Suite 201
Norwich, NY 13815                               Scranton, PA 18503
Daryl R. Forsythe                               John G. Martines
607/337-6416                                    570/343-8200


ATTENTION:  FINANCIAL/BUSINESS EDITORS

LAKE ARIEL BANCORP COMPLETES MERGER WITH NBT BANCORP

         SCRANTON, PA AND NORWICH, NY - FEBRUARY 17, 2000. Lake Ariel Bancorp, Inc. (NASDAQ-LABN), parent company of LA Bank, N.A. and NBT Bancorp Inc. (NASDAQ-NBTB), parent company of NBT Bank, N.A., completed their merger today. Each company held a special meeting of stockholders on February 17, 2000, to consider the agreement and plan of merger between Lake Ariel Bancorp (Lake
Ariel) and NBT Bancorp (NBT). Stockholders of both companies overwhelmingly approved the agreement and plan of merger, which took place immediately thereafter.

         The merger results in NBT being the surviving holding company for NBT Bank, N.A. and LA Bank, N.A. NBT issued approximately 4.8 million shares of its common stock to Lake Ariel stockholders. Three members of the Board of Directors of Lake Ariel will join the NBT Board of Directors.

         Daryl R. Forsythe, President and CEO of NBT noted: "The expected impact of the merger upon future financial performance will enhance stockholder return with the anticipated cost savings and efficiencies available to the combined company. The company will be in a much better position to respond to changes in the financial services industry." Also, John G. Martines, President and CEO of LA Bank, outlined the merits of the merger. According to Mr. Martines: "LA Bank will be better able to expand into new markets and will be offering a broader range of products and services including Trust services, insurance and other financial services."

         Stockholders of Lake Ariel received .9961 shares of NBT stock in exchange for each share of Lake Ariel. The merger is accounted for as a pooling-of-interests and qualifies as a tax-free exchange for Lake Ariel stockholders.

         The combined company, NBT Bancorp Inc. with combined assets of over $1.9 billion and 58 branch banks in central New York and Northeastern Pennsylvania, will be headed by President and CEO Daryl R. Forsythe. John G.
Martines will continue as the President and CEO of LA Bank, N.A. and will head the Pennsylvania bank and serve on the Board of Directors of NBT Bancorp.

         On December 8, 1999, NBT Bancorp Inc. announced the signing of a definitive agreement of merger with Pioneer American Holding Company Corp., parent company of Pioneer American Bank, N.A. The merger is subject to approval of each company's stockholders and of banking regulators. Pioneer American Bank, N.A. will ultimately be merged together with LA Bank, with the combined entity becoming the largest community bank headquartered in Northeastern Pennsylvania.

Forward-Looking Information

         This  news  release   contains   statements   regarding  the  projected
performance of NBT and Lake Ariel on a combined basis. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the projections discussed in this release since such projections involve significant risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally in areas in which NBT and LA Bank conduct their operations, being less favorable than expected; the cost and effort required to integrate aspects of the operations of the companies being more difficult than expected; expected cost savings from the merger not being fully realized or realized within the expected time frame; legislation or regulatory changes which adversely affect the ability of the combined company to conduct its current or future operations. NBT disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events or developments.


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